CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Luxeyard, Inc. for the year ended December 31, 2011, I, Margot Ritcher, Chief Financial Officer of Luxeyard, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report on Form 10-K for the year ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such annual report on Form 10-K for the year ended December 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Luxeyard, Inc.

Date: April 16, 2012

LUXEYARD, INC.

By: /s/ Margot Ritcher
Margot Ritcher Chief Financial Officer
(Principal Financial Officer)